                              Arthur Andersen LLP


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in the Catalina Marketing Corporation Form S-8 related to the Catalina Marketing Corporation Deferred Compensation Plan of our report dated April 24, 1996, included in Catalina Marketing Corporation's Form 10-K for the year ended March 31, 1996, and to all references to our firm included in this registration statement.

                                                             Arthur Andersen LLP

Tampa, Florida
July 3, 1996